UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Executive Pkwy., Suite 500 Lehi, UT 84043
(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Throughout this Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to Frélii, Inc. and “the Board” refers to the Board of Directors of Frélii, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2018, Christopher Dean resigned his positions as an officer and director to focus his efforts on developing new technologies for the Company in his role as lead programmer. Mr. Dean was appointed to the Company’s Board of Directors and as Chief Technology Officer on January 17, 2018.

On March 27, 2018, Dr. Hans Jenkins was appointed to the Company’s Board of Directors and as Chief Medical Officer of the Company. A summary of Dr. Jenkins’ background and experience is as follows:

Dr. Hans Jenkins has over 16 years of experience practicing medicine and is board certified in both family medicine and addiction treatment. Dr. Jenkins is currently employed as a family medicine physician at MountainStar Medical Group in Farmington, Utah, and is also Medical Director and Managing Member of Orn Industries, LLC (Orn Total Health), which provides primary care and weight loss services. Dr. Jenkins has also served as Medical Director to Brighton Recovery Center, an addiction treatment center with two locations in Utah. Dr. Jenkins is board certified in both family medicine and addiction treatment, and has spent much of his career focused on helping patients regain their health and improve their long-term health through proactive preventative care. His practice prioritizes preventive health education, medical screenings, and lifestyle modifications to achieve optimal health. Following medical school, Dr. Jenkins completed a family medicine internship at John C. Lincoln Hospital in Phoenix, Arizona. An honored veteran of the United States Air Force, Dr. Jenkins served more than four years as a flight surgeon during Operation Iraqi Freedom and Enduring Freedom with two deployments to combat zones. Dr. Jenkins completed his family medicine residency program at St. Joseph’s Hospital in 2011. Dr. Jenkins holds a B.S. in Microbiology from Weber State University, and a Doctor of Osteopathy (D.O.) degree from Midwestern University- Arizona College of Osteopathic Medicine.

On March 27, 2018, Julia Kline was appointed Secretary of the Company. Ms. Kline has served as the Company’s Chief Operating Officer and General Counsel since January 17, 2018. Ms. Kline’s background and experience is as follows:

Julia Kline currently serves as Chief Operating Officer and General Counsel to the Company. Before assuming that position, Ms. Kline was President of Kline Law Group, a Massachusetts professional corporation providing legal services. Ms. Kline has over 10 years of experience advising early-stage public and private companies and investors. From 2008-2011, she advised numerous public companies at an M&A advisory firm where she worked with private companies, investors, and their counsel to list on U.S. stock exchanges. Ms. Kline has also represented numerous startup companies, including companies in the Fintech, robotics, software, web application, and consumer product sectors. Ms. Kline is knowledgeable on corporate and securities law matters, capital markets, M&A, securities registrations, exempt offerings, and Exchange Act compliance. Ms. Kline is a member of the Massachusetts bar. Ms. Kline holds a B.A. (magna cum laude) from George Mason University, and a J.D. from Loyola Law School, Los Angeles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: March 28, 2018	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer